Exhibit 10.9

                       CONSULTING AND SEVERANCE AGREEMENT


         Consulting and Termination Agreement (this "Agreement"), dated as of May 17, 2005 (the "Effective Date") between MediaBay, Inc. ("MediaBay" or the "Company") and John Levy ("Levy").

         1. Termination of Employment. Levy's employment with the Company is terminated, effective as of May 17, 2005. The Company shall make severance payments to Levy as follows: (i) $75,000 on May 15, 2005 and (ii) $6,000 per month, payable semi-monthly with the regular MediaBay payroll, commencing with a payment on May 31, 2005 and ending on April 30, 2006. The Company shall continue to make the deductions to Levy in accordance with his payroll and shall report his earnings at year-end on a Form W-2. Effective as of the Effective Date, Levy resigns from all positions as an officer, director and employee of MediaBay and all of its subsidiaries

         2. Levy's Services. MediaBay hereby engages Levy to provide to MediaBay, and Levy agrees to provide to MediaBay under the terms of this Agreement, the following consulting services: assistance with accounting and finance issues, transition of the Company's financing and accounting functions and preparation of the Company's Quarterly Report on Form 10-Q for the quarter ending June 30, 2005 (hereinafter the "Services") during the Term (defined below). During the Term, Levy shall be required to devote at least 40 hours per month in connection with the provision of the Services. The Services shall be performed under the direct supervision of the Board of Directors of the Company (the "Board") and Chairman and shall be performed at such times and places and in such manner (whether by conference, telephone, electronic communication or otherwise) as Levy and the Company shall mutually agree. It is understood and agreed that while serving as a consultant to MediaBay hereunder, Levy may engage in any business or employment activities in any field either for his own account or for the account of others subject to the provisions of Section 4 below.

         3. Term; Compensation; Reimbursement of Expenses. Levy shall render the Services during the period from the Effective Date through August 15, 2005 (the "Term"). In exchange for the performance of the Services, and specifically for the covenants contained in Sections 4 and 5 hereof, MediaBay shall pay Levy (in addition to the payments set forth in Section 1 hereof), a fee at the rate of $10,000 per month, payable semi-monthly with the regular MediaBay payroll. The Company shall continue to make the deductions to Levy in accordance with its payroll and shall report his earnings at year-end on a Form W-2. In addition, MediaBay will (i) reimburse Levy for business expenses, to the extent such expenses relate to Levy's performance of the Services, he actually incurs in the performance of the Services hereunder and (ii) continue to provide Levy with the use of the office, cellular phone and computer Levy currently uses without charge.

         4. Noncompetition Covenant. For a period of one (1) year from the date of this Agreement, Levy shall not engage in any business activity on behalf of an entity which is a direct competitor of MediaBay without obtaining the prior written authorization of MediaBay.
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         5. Nondisclosure Obligation. Levy shall not at any time, whether during or two (2) years after the Term, use or reveal to any person or entity any trade secrets or confidential information of MediaBay or any trade secrets or confidential information of any third parties which MediaBay is under an obligation to keep confidential. Confidential information includes, but is not limited to, customer or member databases, terms of licensing arrangements, know how, marketing plans and strategies, pricing and costing policies, customer and suppliers lists and accounts, nonpublic financial information, systems, processes, software programs, works of authorship, inventions, projects, plans and proposals. Levy shall not use or disclose any material non-public information discovered about MediaBay, whether through the rendering of Services or otherwise. Levy shall keep secret all matters entrusted to Levy shall not use or attempt to use any confidential information except as may be required in the ordinary course of performing Levy's Services, nor shall Levy use any confidential information in any manner which may cause loss or is calculated to cause loss to MediaBay. Notwithstanding the foregoing sentences, such confidential information does not include (i) information which is or becomes publicly available (except as may be disclosed in violation of this Agreement) or (ii) information acquired by Levy from a source other than the Company or any of its employees, which source acquired such information directly from the Company without a breach of any confidentiality obligation between such source and the Company; or (iii) information which Levy is required to disclose by virtue of subpoenas, court orders or otherwise as a matter of law.

         6. Termination.

         The Term and performance of Services by Levy under Section 3 hereof, is Agreement may be terminated by Levy upon thirty (30) days notice to the Company. In the event of termination by Levy, Levy shall be entitled to no further benefits other than payment of amounts owed to Levy through the date of such termination.

         7. Independent Contractor. It is expressly understood and agreed that during the term of this Agreement, Levy's relationship to MediaBay will be that of an independent contractor and that neither this Agreement nor the services to be rendered hereunder shall for any purpose whatsoever or in any way or manner create, expressly or by implication, any employer-employee relationship, partnership, joint venture or other relationship with MediaBay other than that of independent parties contracting with each other solely for the purpose of carrying out the provisions of the Agreement. Levy is not authorized to bind MediaBay, or to incur any obligation or liability on behalf of MediaBay, except as expressly authorized by MediaBay in writing. Levy understands and agrees that the work to be performed is not covered under the unemployment compensation laws and that the work to be performed is not intended to be covered by applicable worker's compensation laws.

         8.   Indemnification.

              (a) To the maximum extent permitted under the corporate laws of the State of Florida, the Sarbanes-Oxley Act of 2002 and the Articles of Incorporation and/or By-Laws of the Company as in effect on the date of this Agreement, (a) Levy shall be indemnified and held harmless by the Company, as provided under such corporate laws or such Articles of Incorporation and/or By-Laws, as applicable, for any and all actions taken or matters undertaken, directly or indirectly, in the performance, in connection with any services performed by or on behalf of the Company at the Company's request, and (b) without limiting clause (a), the Company shall indemnify and hold harmless Levy from and against (i) any claim, loss, liability, obligation, damage, cost, expense, action, suit, proceeding or cause of action (collectively, "Claims") arising from or out of or relating to Levy's service as an officer, director, employee, consultant or agent of the Company or of any subsidiary of the Company or in any other capacity, including, without limitation, any fiduciary capacity in which Levy serves at the Company's request, and (ii) any cost or expense (including, without limitation, reasonable fees and disbursements of counsel for Levy in the event that the defense of such Claim is not assumed by the Company) (collectively, "Expenses") incurred by Levy in connection with the defense or investigation thereof. The Company shall have the right to assume the defense of any action for a Claim made against Levy. Levy shall have the right to employ separate counsel in the event the Company does not assume defense of any action for a Claim made against Levy. If any Claim is asserted or other matter arises with respect to which Levy believes in good faith Levy is entitled to indemnification as contemplated hereby, the Company shall pay the Expenses incurred by Levy in connection with the defense or investigation of such Claim or matter (or cause such Expenses to be paid) on a monthly basis. Levy may not settle a Claim for which it seeks indemnification under this Agreement without the prior consent of the Company.

               (b) Levy shall promptly notify the Company of any Claim as to which Levy have received written notice and which may be the subject of a claim for indemnification under this Agreement; provided, however, that the failure to promptly notify the Company shall not release the Company of its obligations under this Agreement unless and to the extent it is materially prejudiced thereby.

              (c) The Company shall cause Levy to continue to be covered by any insurance policy covering its officers and directors (to the same extent as the Company's officers and directors are covered) to protect Levy against any Expenses for Claims that could be the subject of indemnification hereunder.

              (d) The indemnification rights provided to Levy are in addition to those previously granted to Levy (which previous indemnification rights shall remain in full force and effect). This Section 8 shall survive the termination of this Agreement.

         9.   Miscellaneous.

              (a) This Agreement contains, and is intended as, a complete statement of all of the terms of the arrangement between the parties with respect to its subject matter and supersedes all previous negotiations, promises, agreements and understandings with respect to those matters, whether oral or written.

              (b) No provision of this Agreement shall be waived, amended, modified, superceded, canceled, terminated, renewed or extended except in a written instrument signed by the party against whom any of the foregoing actions is asserted. Any waiver shall be limited to the particular instance and for the particular purpose when and for which it is given.

              (c) Levy hereby agrees that each provision herein shall be treated as a separate and independent clause, and the unenforceability of any one clause shall in no way impair the enforceability of any of the other clauses of the Agreement. Moreover, if one or more of the provisions contained in this Agreement shall for any reason be held to be excessively broad as to scope, activity, subject or otherwise so as to be unenforceable at law, such provision or provisions shall be construed by the appropriate judicial body by limiting or reducing it or them, so as to be enforceable to the maximum extent compatible with the applicable law as it shall then appear. Levy hereby further agrees that the language of all parts of this Agreement shall in all cases be construed as a whole according to its fair meaning and not strictly for or against either of the parties.

              (d) This Agreement, the Services to be performed and all rights hereunder are unique to Levy and Levy and may not be performed on Levy's behalf by any person other than Levy and may not be transferred or assigned by Levy or by the Company at any time.

              (e) This Agreement shall be construed and enforced in accordance with the internal laws of the State of New Jersey without reference to its conflicts of laws provisions.

         IN WITNESS WHEREOF, the parties hereby execute this Agreement this 10th day of May 2005.

                                         MEDIABAY, INC.

                                         By:   /s/ Joseph Rosetti
                                               ---------------------------------
                                               Name:     Joseph Rosetti
                                               Title:    Chairman
/s/

                                               /s/ John F. Levy
                                               ---------------------------------
                                               John Levy, individually